UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2008

The Pepsi Bottling Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a meeting of the Board of Directors (the "Board") of The Pepsi Bottling Group, Inc. ("PBG") on March 27, 2008, the Board approved changes to the compensation program for PBG non-employee directors ("Directors"). The changes to the Directors’ compensation program were recommended by the Nominating and Corporate Governance Committee of the Board and the Board’s independent compensation consultant. The changes impact the equity and cash components of the program. The terms of the Directors’ equity compensation program are embodied within the PBG Directors’ Stock Plan (the "Plan"). An amended and restated version of the Plan will be attached as an exhibit to the PBG Form 10-Q for the quarter ended March 22, 2008.

Pursuant to the Plan changes approved by the Board, the value of the Directors’ annual award of restricted stock units ("RSUs") was increased from $60,000 to $70,000 and the face value of the Directors’ annual award of stock options was increased from $180,000 to $210,000. The Board also approved (i) an increase in the annual cash retainer payable to the Chair of the Compensation and Management Development Committee of the Board from $10,000 to $15,000 and (ii) a deferral program for Directors that will permit Directors to elect to defer all or a portion of their annual cash compensation into a phantom PBG Stock Fund beginning in 2009. Deferred amounts shall be paid out solely in the form of a lump sum cash payment at the end of the deferral period selected by the Director.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also at the Board meeting on March 27, 2008, the Board elected John C. Compton as a Director, effective immediately. Mr. Compton is Chief Executive Officer of PepsiCo Americas Foods, an operating unit of PepsiCo, Inc. ("PepsiCo"). Mr. Compton fills the seat on PBG's Board that was previously held by Hugh F. Johnston, an executive of PepsiCo. Mr. Johnston was named President of Pepsi-Cola North America in November 2007 and vacated his PBG Board seat at that time. PepsiCo and PBG have entered into transactions and agreements with one another incident to their respective businesses and are expected to enter into material transactions and agreements from time to time in the future. For further detail on such transactions and agreements, please refer to the "Transactions with Related Persons" section of PBG’s Proxy Statement for the 2007 Annual Meeting of Shareholders filed with the SEC on April 4, 2007. A copy of the press release announcing Mr. Compton's election to PBG’s Board is attached hereto as Exhibit 99.1 and is incorporated by reference.

In addition, Margaret D. Moore informed the Board of her decision not to stand for re-election as a Director at PBG’s 2008 Annual Meeting of Shareholders to be held on May 28, 2008. Thus, Ms. Moore will cease service as a PBG Director when her current term expires on May 28, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pepsi Bottling Group, Inc.

March 27, 2008	By:	/s/ David Yawman

Name: David Yawman
Title: Vice President, Associate General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by The Pepsi Bottling Group, Inc. dated March 27, 2008